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                        UNITED COMMUNITY FINANCIAL CORP.

                             275 Federal Plaza West

                           Youngstown, Ohio 44503-1203

                              FOR IMMEDIATE RELEASE

                                                               Douglas M. McKay
                                                                      President
                                                       (330) 742-0500, Ext. 801

     UNITED COMMUNITY FINANCIAL CORP. ANNOUNCES EARNINGS FOR FOURTH QUARTER,
                    YEAR END AND AN INCREASE IN CORE EARNINGS

Youngstown, Ohio - January 26, 1999 - United Community Financial Corp. (NASDAQ:
UCFC), holding company for The Home Savings and Loan Company of Youngstown, Ohio, (the "Company"), announced net income for the three months ended December 31, 1998 of $4.6 million or $.14 per share. Net income for the comparable period in the prior year was $1.9 million. Effective July 8, 1998, the Company converted from a mutual association to a stock company and formed United Community Financial Corp.

Due to the contribution of $11.8 million to The Home Savings and Loan Company Charitable Foundation (Foundation) in 1998 and a large loan loss recovery in 1997, a more direct comparison of operating results is to compare pretax core earnings for the two periods. Core earnings are defined as pre-tax earnings adjusted for securities sales transactions and unusual or nonrecurring expense or income items. Core earnings for the three months ended December 31, 1998 were $7.3 million compared to $3.1 million in the prior year period. The increase of $4.2 million in core earnings was due primarily to an increase in net interest income as a result of the investment of proceeds from the stock offering of United Community Financial Corp. and a decrease in overall costs of interest bearing liabilities.

Net income for the year ended December 31, 1998 was $8.7 million, compared to $13.0 million for the year ended December 31, 1997. The decline in net income is primarily due to an $11.8 million contribution to the Foundation. United Community Financial Corp. believes that the contribution of common shares to the Foundation will benefit the long-term value of the Company's community banking franchise by enabling the communities it serves to share in the potential growth and success of the Company and the Holding Company. Also contributing to the decline in the current year, when compared to the previous year, was a recovery in 1997 of three loans that had previously been charged off, resulting in a recovery of $3.3 million of interest and a loan loss recovery of $2.8 million. Earnings per share, since the conversion, for the six-month period ended December 31, 1998 was $ 0.08. Earnings per share for the same period would have been $ 0.32 if there was no

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contribution to the Foundation. There are no comparable per share earnings in the prior year as the Company was a mutual association.

Core earnings, as defined above, for the year ended December 31, 1998 were $25.2 million compared to $15.1 million in the prior year ended December 31, 1997. The increase of $10.1 million in core earnings was due to an increase in net interest income.

Douglas M. McKay, President of United Community Financial Corp., said "Fourth quarter and calendar year earnings, particularly when viewed on the basis of pre-tax core earnings, reflects a substantial increase in net interest income. This increase in net interest income is primarily due to a reduction in our overall cost of interest bearing liabilities combined with an increase of interest earning assets. The reduction in earnings for 1998, due to the contribution to the Charitable Foundation, was fully anticipated and addressed at the time of our stock conversion. This contribution positions Home Savings to support worthwhile causes well into the future without affecting future earnings, and we expect to realize tax benefits from the contribution for several more years."

Total equity increased $323.2 million to $464.6 million at December 31, 1998 from $141.4 million at December 31, 1997. Book value per share was $14.46 as of December 31, 1998. Total assets increased $212.3 million from December 31, 1997 to December 31, 1998. The increase in equity and assets was primarily attributable to funds received from the sale of United Community Financial Corp.'s stock in connection with the mutual-to-stock conversion of Home Savings and Loan which was completed on July 8, 1998.

The Company has 14 offices located throughout Mahoning, Columbiana and Trumbull Counties in Northeastern Ohio. The Holding Company paid its first quarterly dividend of $0.075 per share in December 1998. Additional information may be found on the Company's web site: www.homesavingsandloan.com.

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                        UNITED COMMUNITY FINANCIAL CORP.
                             SELECTED FINANCIAL DATA
                                 (IN THOUSANDS)

                                                                  December 31,
                                                           1998                  1997
                                                        -----------------------------------
SELECTED FINANCIAL CONDITION DATA:

Total assets                                              $1,257,305            $1,044,993
---------------------------------------------------------------------------------------------------
Allowance for loan losses                                      6,398                 5,982
---------------------------------------------------------------------------------------------------
Total deposits                                               777,583               886,808
---------------------------------------------------------------------------------------------------
Total equity                                                 464,645               141,353
---------------------------------------------------------------------------------------------------

                                                               Three months ended
                                                                  December 31,
                                                           1998                  1997
                                                        -----------------------------------
SUMMARY OF EARNINGS:

Net interest income                                          $14,197                $9,565
---------------------------------------------------------------------------------------------------
Provision for loan losses                                        150                   100
---------------------------------------------------------------------------------------------------
Total noninterest income                                         482                   503
---------------------------------------------------------------------------------------------------
Total noninterest expense                                      7,246                 6,972
---------------------------------------------------------------------------------------------------
Income taxes                                                   2,726                 1,097
---------------------------------------------------------------------------------------------------
Net income                                                     4,557                 1,899
---------------------------------------------------------------------------------------------------

                                                               Three months ended
                                                                  December 31,

                                                           1998                  1997
                                                        -----------------------------------
SUMMARY OF CORE EARNINGS:

Net interest income                                          $14,197                $9,565
---------------------------------------------------------------------------------------------------
Provision for loan losses                                        150                   100
---------------------------------------------------------------------------------------------------
Total noninterest income                                         492                   437
---------------------------------------------------------------------------------------------------
Total noninterest expense                                      7,246                 6,822
---------------------------------------------------------------------------------------------------
Pre-tax core earnings                                          7,293                 3,080
---------------------------------------------------------------------------------------------------

                                                                   Year ended
                                                                  December 31,

                                                           1998                  1997
                                                        -----------------------------------
SUMMARY OF EARNINGS:

Net interest income                                          $50,126               $42,222
---------------------------------------------------------------------------------------------------
Provision for loan losses                                        650               (1,546)
---------------------------------------------------------------------------------------------------
Total noninterest income                                       2,289                 1,564
---------------------------------------------------------------------------------------------------
Total noninterest expense                                     38,217                25,303
---------------------------------------------------------------------------------------------------
Income taxes                                                   4,849                 6,982
---------------------------------------------------------------------------------------------------
Net income                                                     8,699                13,047
---------------------------------------------------------------------------------------------------

                                                                   Year ended
                                                                  December 31,

                                                           1998                  1997
                                                        -----------------------------------
SUMMARY OF CORE EARNINGS:

Net interest income                                          $50,126               $38,914
---------------------------------------------------------------------------------------------------
Provision for loan losses                                        650                   700
---------------------------------------------------------------------------------------------------
Total noninterest income                                       2,104                 1,518
---------------------------------------------------------------------------------------------------
Total noninterest expense                                     26,383                24,703
---------------------------------------------------------------------------------------------------
Pre-tax core earnings                                         25,197                15,029
---------------------------------------------------------------------------------------------------
